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                                                                  Exhibit 10.22



                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (the "Amendment") is dated as of December 6, 1999, and is made by and among RENT-WAY, INC., a Pennsylvania corporation (the "Borrower"), RENT-WAY OF TTIG, L.P., an Indiana limited partnership, and RENTAVISION INC., a New York Corporation (Rent-Way of TTIG, L.P. and Rentavision Inc. are referred to herein collectively as the "Co-Borrowers" and each separately as a "Co-Borrower"), each of the LENDERS which have made Term Loans B (as defined in the Credit Agreement defined below), and NATIONAL CITY BANK OF PENNSYLVANIA in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto, the Guarantors, the Lenders which have made Term Loans A, the Lenders which have made Revolving Credit Commitments, Bank of Montreal and Harris Trust and Savings Bank, in their capacity as syndication agents, and Bank of America, in its capacity as document agent, are parties to that certain Credit Agreement dated as of September 23, 1999, as amended by Amendment No. 1 to Credit Agreement dated as of November 17, 1999 (collectively, the "Credit Agreement"), pursuant to which the Lenders provided to the Borrower and the Co-Borrowers a $100,000,000 revolving credit facility, $125,000,000 in Term Loans A and $100,000,000 in Term Loans B; and

         WHEREAS, the Borrower, the Co-Borrowers, the Administrative Agent and the Syndication Agents have discussed modification of the pricing of the interest rates applicable to the Term Loans B in connection with the syndication of the Term Loans B and a modification of the prepayment provisions of the Term B Loans.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1. Definitions. Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. Section 5.5.2 is hereby amended and restated as follows:

                 "5.5.2 Sale of Assets; Issuance of Stock.

                  Within five (5) Business Days of any sale of assets authorized by Section 8.2.7(v) which involves the sale of assets having a market value or book value in an amount equal to or greater than $10,000,000 in the aggregate in any fiscal year, the Borrower and

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the Co-Borrowers shall make a mandatory prepayment of principal equal to the after-tax proceeds of such sale (as estimated in good faith by the Borrower and the Co-Borrowers), together with accrued interest on such principal amount. Simultaneously with any issuance of capital stock by the Borrower authorized by
Section 8.2.13(iv), the Borrower shall make a mandatory prepayment of principal equal to the net proceeds of such issuance. In the event that the Required Lenders permit the incurrence of Indebtedness other than as permitted under
Section 8.2.1, the Borrower shall make a mandatory prepayment of principal equal to the net proceeds of such Indebtedness. In the event that the Administrative Agent does not disburse insurance proceeds in excess of $250,000 to the Loan Parties pursuant to Section 8.1.3, such proceeds shall be applied as a mandatory prepayment of principal equal to the amount of such insurance proceeds. All prepayments pursuant to this Section 5.5.2 shall be applied in accordance with the provisions of Section 5.5.1, and upon payment in full of the Term Loans, then as a permanent reduction to the Revolving Credit Commitments. IN THE EVENT THAT ANY ONE OR MORE LENDERS WITH TERM LOANS B OUTSTANDING ELECTS NOT TO RECEIVE ITS PRO RATA SHARE OF SUCH PREPAYMENTS, SUCH LENDER SHALL PROVIDE WRITTEN NOTICE OF THE AMOUNT IT ELECTS NOT TO RECEIVE IN PREPAYMENT OF ITS TERM LOAN B, AND SUCH AMOUNT SHALL BE REALLOCATED TO PAYMENT OF THE TERM LOANS A BASED UPON THE RATABLE SHARE OF THE LENDERS WITH TERM LOANS A, TO BE APPLIED BY THE LENDERS WITH TERM LOANS A IN THE INVERSE ORDER OF SCHEDULED MATURITIES. Notwithstanding the foregoing and in the case of asset sales authorized by Section 8.2.7(v), to the extent that the after-tax proceeds of such sale are used by the applicable Loan Party prior to the due date of the mandatory prepayment to acquire substitute assets in the ordinary course of business of such Loan Party and such substitute assets are subject to a Prior Security Interest in favor of the Administrative Agent for the benefit of the Lenders, then the mandatory prepayment shall be correspondingly reduced or terminated, as the case may be.

         3. Revised Schedule 1.1(A). Schedule 1.1(A) to the Credit Agreement is hereby amended and restated as set forth on Schedule 1.1(A) attached to this Amendment No. 2 and made a part hereof. From and after the date of this Amendment No. 2 and subject to the terms of the Credit Agreement, the Term Loans B shall bear interest as set forth on Schedule 1.1(A) attached to this Amendment No. 2. The interest rates charged on the Revolving Credit Loans and the Term Loans A, the Commitment Fee and the Letter of Credit Fee shall remain unchanged from the interest rates, Commitment Fee and Letter of Credit fees in effect prior to this Amendment No. 2.

         4. Parties to Amendment No. 2. This Amendment No. 2 is executed and delivered by the Borrower and the Co-Borrowers, on behalf of themselves and the Loans Parties, the current holders of all the Term Loans B, and the Administrative Agent, all in accordance with Section 11.1.4 of the Credit Agreement.

         5. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:


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                  (a) Loan Documents. The Administrative Agent shall be in
receipt of such Loan Documents, certificates and resolutions as requested by the Administrative Agent in connection with the increase of the interest rates applicable to the Term Loans B.

                  (b) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Co-Borrowers and all the holders of the Term Loans B, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when taken together and duly executed and delivered shall together constitute one and the same instrument.

         6. Force and Effect. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

         7. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         8. Effective Date. This Amendment shall be dated as of and shall be effective as of the date and year first above written, which date shall be the date of the satisfaction of all conditions precedent to effectiveness set forth in this Amendment.


                         [SIGNATURE PAGES TO FOLLOW]


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                                 SCHEDULE 1.1(A)

                                  PRICING GRID

----------------------------------------------------------------------------------------------------------------------------------
                                          REVOLVING CREDIT    REVOLVING CREDIT
                  LEVERAGE RATIO           AND TERM LOAN A     AND TERM LOAN A     TERM LOAN B     TERM LOAN B
    Level                                 EURO-RATE SPREAD    BASE RATE SPREAD      EURO-RATE       BASE RATE     COMMITMENT FEE
    -----                                   AND LETTER OF                            SPREAD        SPREAD RATE
                                             CREDIT FEE
----------------------------------------------------------------------------------------------------------------------------------
      I    Less than or equal to 2.0           1.500%              0.000%            3.500%          2.000%           .375%
           to 1.0
----------------------------------------------------------------------------------------------------------------------------------

      II   Greater than 2.0 to 1.0 but         1.750%              0.250%            3.500%          2.000%           .375%
           less than or equal to 2.5
           to 1.0
----------------------------------------------------------------------------------------------------------------------------------

     III*  Greater than 2.5 to 1.0 but         2.125%              0.625%            3.500%          2.000%           .375%
           less than or equal to 3.0
           to 1.0
----------------------------------------------------------------------------------------------------------------------------------

     IV*   Greater than 3.0 to 1.0 but         2.500%              1.000%            3.500%          2.000%           .500%
           less than or equal to 3.5
           to 1.0
----------------------------------------------------------------------------------------------------------------------------------

      VI   Greater than 3.5 to 1.0        see default rate    see default rate     see default     see default        .500%
                                                                                      rate            rate
----------------------------------------------------------------------------------------------------------------------------------

         For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and Letter of Credit Fee:

         (a) Except for the effect of an Event of Default and the imposition of the Default Rate, the Applicable Margin, Applicable Commitment Fee Rate and Letter of Credit Fee shall be deemed to be at Level IV from the Closing Date until the later of (i) April 1, 2000, or (ii) the date which results in a decrease of the Applicable Margin, Applicable Commitment Fee and Letter of Credit Fee in accordance with paragraph (b) below.

         (b) Subject to the initial pricing period set forth in paragraph (a) above, the Applicable Margin, Applicable Commitment Fee Rate and Letter of Credit Fee shall be adjusted, and any increase or decrease therein shall become effective on the first day of each month following the due date for the delivery of each Compliance Certificate in the form of Exhibit 8.3.4, based on the Leverage Ratio as calculated in such Compliance Certificate.

         *The default rate will apply to Levels III and IV based upon changes in the Leverage Ratio pursuant to Section 8.2.16